Exhibit 13

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United Sates Code), each of the undersigned officers of Grupo Industrial Maseca, S.A. de C.V. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on form 20-F for the year ended December 31, 2003 (the “Form 20-F”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Roberto González Barrera
Dated: June 28, 2004	Roberto González Barrera
Chief Executive Officer

/s/ Juan Antonio Quiroga García
Dated: June 28, 2004	Juan Antonio Quiroga García
Senior Corporate Controller

A signed original of this written statement required by section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.